Exhibit 10.1

SCRIPT PURCHASE AGREEMENT

This Agreement made on August 15, 2012 (the "Effective Date") by and between BLVD Holdings, Inc. ("Script Owner") and Lusso Media, Inc. ("Buyer").

RECITALS

A. Script Owner is the sole and exclusive owner throughout the world of all rights in and to the literary work entitled: "How did I get here?" written by BLVD Holdings, Inc. this work including all adaptations and/or versions, the titles, characters, plots, themes and story line is collectively referred to as the "Script"; and

B. Buyer desires to acquire certain rights of the Script Owner in consideration for the purchase price provided herein and in reliance upon the Script Owner's representations and warranties;

NOW, THEREFORE, the parties agree to as follows:

1. RIGHTS GRANTED: Script Owner hereby sells, grants, conveys and assigns to Buyer, its successors, licensees and assigns exclusively and forever, all motion picture rights (including all silent, sound dialogue and musical motion picture rights), all television motion picture and other television rights, together with limited radio broadcasting rights and publication rights for advertisement, publicity and exploitation purposes, and certain incidental and allied rights, throughout the world, in and to the Script and in and to the copyright thereof and all renewals and extensions of copyright. Included among the rights granted to Buyer hereunder (without in any way limiting the grant of rights hereinabove made) are the following sole and exclusive rights throughout the world:

(a) To make, produce, adapt and copyright one or more motion picture adaptations or versions, whether fixed on film, tape, disc, wire, audio-visual cartridge, cassette or through any other technical process whether now known or hereafter devised, based in whole or in part on the Script, of every size, gauge, color or type, including, but not limited to, musical motion pictures and remakes of and sequels to any motion picture produced hereunder and motion pictures in series or serial form, and for such purposes to record and reproduce and license others to record and reproduce, in synchronization with such motion pictures, spoken words taken from or based upon the text or theme of the Script and any and all kinds of music, musical accompaniments and/or lyrics to be performed or sung by the performers in any such motion picture and any and all other kinds of sound and sound effects.

(b) To exhibit, perform, rent, lease and generally deal in and with any motion picture produced hereunder:

(i) by all means or technical processes whatsoever, whether now known or hereafter devised including, by way of example only, film, tape, disc, wire, audio-visual cartridge, cassette or television (including commercially sponsored, sustaining and subscription or pay-per-view television, or any derivative thereof); and

(ii) in any place whatsoever, including homes, theaters and elsewhere, and whether or not a fee is charged, directly or indirectly, for viewing any such motion picture.

(c) To broadcast, transmit or reproduce the Script or any adaptation or version thereof (including without limitations to, any motion picture produced hereunder and/or any script or other material based on or utilizing the Script or any of the characters, themes or plots thereof), by means of television or any process analogous thereto whether now known or hereafter devised (including commercially sponsored, sustaining and subscription or pay-per-view television), through the use of motion pictures produced on films or by means of magnetic tape, wire, disc, audio-visual cartridge or any other device now known or hereafter devised and including such television productions presented in series or serial form, and the exclusive right generally to exercise for television purposes all the rights granted to Buyer hereunder for motion picture purposes.

(d) Without limiting any other rights granted Buyer, to broadcast and/or transmit by television or radio or any process analogous thereto whether now known or hereafter devised, all or any part of the Script or any adaptation or version thereof, including any motion picture or any other version or versions thereof, and announcements pertaining to said motion picture or other version or versions, for the purpose of advertising, publicizing or exploiting such motion picture or other version or versions, which broadcasts or transmissions may be accomplished through the use of living actors performing simultaneously with such broadcast or transmission or by any other method or means including the use of motion pictures (including trailers) reproduced on film or by means of magnetic tape or wire or through the use of other recordings or transcriptions.

(e) To publish and copyright or cause to be published and copyrighted in the name of Buyer or its nominee in any and all languages throughout the world, in any form or media, synopses, novelizations, serializations, dramatizations, abridged and/or revised versions of the Script, not exceeding N/A words each, adapted from the Script or from any motion picture and/or other version of the Script for the purpose of advertising, publicizing and/or exploiting any such motion picture and/or other version.

(f) For the foregoing purposes to use all or any part of the Script and any of the characters, plots, themes and/or ideas contained therein, and the title of the Script and any title or subtitle of any component of the Script, and to use said titles or subtitles for any motion picture or other version of adaptation whether or not the same is based on or adapted from the Script and/or as the title of any musical composition contained in any such motion picture or other version or adaptation.

(g) To use and exploit commercial or merchandise tie-ups and recordings of any sort and nature arising out of or connected with the Script and/or its motion picture or other versions and/or the title or titles thereof and/or the characters thereof and/or their names or characteristics. All rights, licenses, privileges and property herein granted Buyer shall be cumulative and Buyer may exercise or use any or all said rights, licenses, privileges or property simultaneously with or in connection with or separately and apart from the exercise of any other of said rights, licenses, privileges and property. If Script Owner hereafter makes or publishes or permits to be made or published any revision, adaptation, sequel, translation or dramatization or other versions of the Script, then Buyer shall have and Script Owner hereby grants to Buyer without payment therefor all of the same rights therein as are herein granted Buyer. The terms "Picture" and "Pictures" as used herein shall be deemed to mean or include any present or future kind of motion picture production based upon the Script, with or without sound recorded and reproduced synchronously therewith, whether the same is produced on film or by any other method or means now or hereafter used for the production, exhibition and/or transmission of any kind of motion picture productions.

2. RIGHTS RESERVED: The following rights are reserved to Script Owner for Script Owner's use and disposition, subject, however, to the provisions of this agreement:

(a) Publication Rights: The right to publish and distribute printed versions of the Script owned or controlled by Script Owner in book form, whether hardcover or soft-cover, and in magazine or other periodicals, whether in installments or otherwise subject to Buyer's rights as provided for in Section 1, supra.

(b) Stage Rights: The right to perform the Script or adaptations thereof on the spoken stage with actors appearing in person in the immediate presence of the audience, provided no broadcast, telecast, recording, photography or other reproduction of such performance is made. Script Owner agrees not to exercise, or permit any other person to exercise, said stage rights earlier than five (5) years after the first general release or telecast, if earlier, of the first Picture produced hereunder, or seven (7) years after the date of exercise of the purchaser's option to acquire the property, whichever is earlier.

(c) Radio Rights: The right to broadcast the Script by sound (as distinguished from visually) by radio, subject however to Buyer's right at all times to: (i) exercise its radio rights provided in Section 1 supra for advertising and exploitation purposes by living actors or otherwise, by the use of excerpts from or condensations of the Script or any Picture produced hereunder; and (ii) in any event to broadcast any Picture produced hereunder by radio. Script Owner agrees not to exercise, or permit any other person to exercise, Script Owner's radio rights earlier than five (5) years after the first general release or initial telecast, if earlier, of the first Picture produced hereunder or seven (7) years after the date of exercise of purchaser's option to acquire the property, whichever is earlier.

(d) Author-Written Sequel: A literary property (story, novel, drama or otherwise), whether written before or after the Script and whether written by Script Owner or by a successor in interest of Script Owner, using one or more of the characters appearing in the Script, participating in different events from those found in the Script, and whose plot is substantially different from that of the Script. Script Owner shall have the right to exercise publication rights (i.e., in book or magazine form) at any time. Script Owner agrees not to exercise, or permit any other person to exercise, any other rights (including but not limited to motion picture or allied rights) of any kind in or to any author-written sequel earlier than five (5) years after the first general release of the first Picture produced hereunder, or seven (7) years after the date of exercise of purchaser's option to acquire the property, whichever is earlier, provided such restriction on Script Owner's exercise of said author-written sequel rights shall be extended to any period during which there is in effect, in any particular country or territory, a network television broadcasting agreement for a television motion picture, (i) based upon the Script, or (ii) based upon any Picture produced in the exercise of rights assigned herein, or (iii) using a character or characters of the Script, plus one (1) year, which shall also be a restricted period in such country or territory, whether or not such period occurs wholly or partly during or entirely after the 5/7 year period first referred to in this clause.

(e) Inasmuch as the characters of the Script are included in the exclusive grant of motion picture rights to Buyer, no sequel rights or television series rights may be granted to such other person or company, but such characters from the Script which are contained in the author-written sequel may be used in a motion picture and remakes thereof whose plot is based substantially on the plot of the respective author-written sequel.

It is expressly agreed that Script Owner's reserved rights under this Section relate only to material written or authorized by Script Owner and not to any revision, adaptation, sequel, translation or dramatization written or authorized by Buyer, even though the same may contain characters or other elements contained in the Script.

3. EXTENT OF RIGHTS GRANTED: Buyer shall enjoy, solely and exclusively, all the rights licenses, privileges and property granted hereunder throughout the world, in perpetuity, as long as any rights in the Script are recognized in law or equity, except insofar as such period of perpetuity may be shortened due to any now existing or future copyright by Script Owner of the Script and/or any adaptations thereof, in which case Buyer shall enjoy its sole and exclusive rights, licenses, privileges and property hereunder to the fullest extent permissible under and for the full duration of such copyright or copyrights, whether common law or statutory, and any and all renewals and/or extensions thereof, and shall thereafter enjoy all such rights, licenses, privileges and property non-exclusively in perpetuity throughout the world. The rights granted herein are in addition to and shall not be construed in derogation of any rights which Buyer may have as a member of the public or pursuant to any other agreement. All rights, licenses, privileges and property granted herein to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

4. CHANGES: Script Owner agrees that Buyer shall have the unlimited right to vary, change, alter, modify, add to and/or delete from the Script, and to rearrange and/or transpose the Script and change the sequence thereof and the characters and descriptions of the characters contained in the Script, and to use a portion or portions of the Script or the characters, plots, or theme thereof in conjunction with any other literary, dramatic or other material of any kind. Script Owner hereby waives the benefits of any provisions of law known as the "droit moral" or any similar law in any country of the world and agrees not to permit or prosecute any action or lawsuit on the ground that any Picture or other version of the Script produced or exhibited by Buyer, its assignees or licensees, in any way constitutes an infringement of any of the Script Owner's droit moral or is in any way a defamation or mutilation of the Script or any part thereof or contains unauthorized variations, alterations, modifications, changes or translations.

5. CONSIDERATION: As consideration for all rights granted and assigned to Buyer and for owner's representations and warranties, Buyer agrees to pay to Script Owner, and Script Owner agrees to accept $10,000. USD for all the rights granted including the production of one or more theatrical or television motion pictures.

6. REPRESENTATIONS AND WARRANTIES:

(a) Sole Proprietor: Script Owner represents and warrants to Buyer that Script Owner is the sole and exclusive proprietor, throughout the universe, of that certain original literary material written by Script Owner entitled "How did I get here?"

(b) Facts: Script Owner represents and warrants to Buyer as follows:

(i) Script Owner is the sole author and creator of the Script.

(ii) The Script is unpublished

(iii) No motion picture or dramatic version of the Script, or any part thereof, has been manufactured, produced, presented or authorized; no radio or television development, presentation, or program based on the Script, or any part thereof, has been manufactured, produced, presented, broadcast or authorized; and no written or oral agreements or commitments whatsoever with respect to the Script, or with respect to any rights therein, have been made or entered into by or on behalf of Script Owner.

(iv) None of the rights herein granted and assigned to Buyer have been granted and/or assigned to any person, firm or corporation other than Buyer.

(c) No Infringement or Violation of Third Party Rights: Script Owner represents and warrants to Buyer that Script Owner has not adapted the Script from any other literary, dramatic or other material of any kind, nature or description, nor, except for material which is in the public domain, has Script Owner copied or used in the Script the plot, scenes, sequence or story of any other literary, dramatic or other material; that the Script does not infringe upon any common law or statutory rights in any other literary, dramatic or other material; that no material contained in the Script is libelous or violative of the right of privacy of any person; that the full utilization of any and all rights in and to the Script granted by Script Owner pursuant to this Agreement will not violate the rights of any person, firm or corporation; and that the Script is not in the public domain in any country in the world where copyright protection is available.

(d) No Impairment of Rights: Script Owner represents and warrants to Buyer that Script Owner is the exclusive proprietor, throughout the universe, of all rights in and to the Script granted herein to Buyer; that Script Owner has not assigned, licensed or in any manner encumbered, diminished or impaired any such rights; that Script Owner has not committed or omitted to perform any act by which such rights could or will be encumbered, diminished or impaired; and that there is no outstanding claim or litigation pending against or involving the title, ownership and/or copyright in the Script, or in any part thereof, or in any rights granted herein to Buyer. Script Owner further represents and warrants that no attempt shall be made hereafter to encumber, diminish or impair any of the rights granted herein and that all appropriate protection of such rights will continue to be maintained by Script Owner.

7. INDEMNIFICATION:

(a) Script Owner agrees to indemnify Buyer against all judgments, liability, damages, penalties, losses and expense (including reasonable attorneys' fees) which may be suffered or assumed by or obtained against Buyer by reason of any breach or failure of any warranty or agreement herein made by Script Owner.

(b) Buyer shall not be liable to Script Owner for damages of any kind in connection with any Picture it may produce, distribute or exhibit, or for damages for any breach of this agreement (except failure to pay the money consideration herein specified) occurring or accruing before Buyer has had reasonable notice and opportunity to adjust or correct such matters.

(c) All rights, licenses and privileges herein granted to Buyer are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

8. PROTECTION OF RIGHTS GRANTED: Script Owner hereby grants to Buyer the free and unrestricted right, but at Buyer's own cost and expense, to institute in the name and on behalf of Script Owner, or Script Owner and Buyer jointly, any and all suits and proceedings at law or in equity, to enjoin and restrain any infringements of the rights herein granted, and hereby assigns and sets over to Buyer any and all causes of action relative to or based upon any such infringement, as well as any and all recoveries obtained thereon. Script Owner will not compromise, settle or in any manner interfere with such litigation if brought; and Buyer agrees to indemnify and hold Script Owner harmless from any costs, expenses, or damages which Script Owner may suffer as a result of any such suit or proceeding.

9. COPYRIGHT: With respect to the copyright in and to the Script, Script Owner agrees that:

(a) Script Owner will prevent the Script and any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof whether published or unpublished and whether copyrighted or uncopyrighted, from vesting in the public domain, and will take or cause to be taken any and all steps and proceedings required for copyright or similar protection in any and all countries in which the same may be published or offered for sale, insofar as such countries now or hereafter provide for copyright or similar protection. Any contract or agreement entered into by Script Owner authorizing or permitting the publication of the Script or any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof in any country will contain appropriate provisions requiring such publisher to comply with all the provisions of this clause.

(b) Without limiting the generality of the foregoing, if the Script or any arrangement, revision, translation, novelization, dramatization or new version thereof is published in the United States or in any other country in which registration is required for copyright or similar protection in accordance with the laws and regulations of such country, and Script Owner further agrees to affix or cause to be affixed to each copy of the Script or any arrangement, revision, translation, novelization, dramatization or new version thereof which is published or offered for sale such notice or notices as may be required for copyright or similar protection in any country in which such publication or sale occurs.

(c) At least six (6) months prior to the expiration of any copyright required by this provision for the protection of the Script, Script Owner will renew (or cause to be renewed) such copyright, as permitted by applicable law, and any and all rights granted Buyer hereunder shall be deemed granted to Buyer throughout the full period of such renewed copyright, without the payment of any additional consideration, it being agreed that the consideration payable to Script Owner under this agreement shall be deemed to include full consideration for the grant of such rights to Buyer throughout the period of such renewed copyright.

(d) If the Script, or any arrangement, revision, translation, novelization, dramatization or new version thereof, shall ever enter the public domain, then nothing contained in this agreement shall impair any rights or privileges that the Buyer might be entitled to as a member of the public; thus, the Buyer may exercise any and all such rights and privileges as though this agreement were not in existence. The rights granted herein by Script Owner to Buyer, and the representations, warranties, undertakings and agreements made hereunder by Script Owner shall endure in perpetuity and shall be in addition to any rights, licenses, privileges or property of Buyer referred to in this Section (d).

(e) All rights granted or agreed to be granted to Buyer under this Agreement shall be irrevocably vested in Buyer and shall not be subject to rescission by Script Owner or any other party for any cause, nor shall said rights be subject to termination or reversion by operation of law or otherwise, except to the extent, if any, that the provisions of any copyright law or similar law relating to the right to terminate grants of, or recapture rights in, literary property may apply. If, pursuant to any such copyright law or similar law, Script Owner or any successor or any other legally designated party (all herein referred to as "the terminating party") becomes entitled to exercise any right to reversion, recapture or termination ( the "termination right") with respect to all or any part of the rights granted or to be granted under this Agreement, and if the terminating party exercises said termination right with respect to all or part of said rights (the "recaptured rights"), then from and after the date on which the terminating party has the right to transfer to a third party all or part of the recaptured rights, Buyer shall have the first right to purchase and acquire the recaptured rights from the terminating party. If the terminating party is prepared to accept a bona fide offer from a third party with respect to all or part of the recaptured rights, then in each such instance the terminating party shall notify Buyer of such offer which the terminating party is prepared to accept and the name of the third party who made the offer to the terminating party, and the terminating party shall offer Buyer the right to enter into an agreement with the terminating party with respect to the recaptured rights on the aforesaid terms and conditions. Buyer shall have 30 days from the date of its receipt of such written offer within which to notify the terminating party of its acceptance of such offer (provided, however, the Buyer shall not be required to meet any terms or conditions which cannot be as easily met by one person as another, including, without limitation, the employment of a specified person, etc.) If Buyer shall acquire from the terminating party all or part of the recaptured rights, then the terminating party agrees to enter into appropriate written agreements with Buyer covering said acquisition. If Buyer shall elect not to purchase the recaptured rights from the terminating party, then the terminating party may dispose of said recaptured rights, but only to the aforesaid third party and only upon the terms and conditions specified in the aforesaid written notice given by the terminating party to Buyer, it being understood and agreed that the terminating party may not dispose of said recaptured rights either to: (a) any other proposed transferee; or (b) upon terms and conditions which are more favorable to any transferee than the terms and conditions previously offered to Buyer hereunder, without again offering to enter into an agreement with Buyer on: (i) the terms offered to such other transferee; or (ii) such more favorable terms and conditions offered to said proposed transferee, whichever of (a) or (b) shall apply. Any such required offer made to Buyer by the terminating party shall be governed by the procedure set forth in the preceding four sentences of this Paragraph. The unenforceability of any portion of this Paragraph shall not invalidate or affect the remaining portions of this Paragraph of this Agreement.

10. CREDIT OBLIGATIONS: Buyer shall have the right to publish, advertise, announce and use in any manner or medium, the name, biography and photographs or likenesses of Script Owner in connection with any exercise by Buyer of its rights hereunder, provided such use shall not constitute an endorsement of any product or service.

During the term of the Writer's Guild of America Minimum Basic Agreement ("WGA Agreement"), as it may be amended, the credit provisions of the WGA Agreement shall govern the determination of credits, if any, which the Buyer shall accord the Script Owner hereunder in connection with photoplays. If the Buyer or his assignee is not a party to said WGA Agreement, the provisions of the WGA Agreement shall no longer directly govern the determination of such credits, and when the WGA Agreement or any amendment is not effective as between the Buyer or assignee and Writer's Guild of America, such credits shall be determined with reference to the Credit rules of the WGA, with any dispute arbitrated by the American Arbitration Association.

Subject to the foregoing, Script Owner shall be accorded the following credit on a single card on screen and in paid ads controlled by Buyer and in which any other writer is accorded credit, and in size of type (as to height, width, thickness and boldness) equal to the largest size of type inwhich any other writer is accorded credit:

WRITTEN BY ANN COURTNEY/BLVD HOLDINGS INC

Additionally, if Buyer shall exploit any other rights in and to the Script, then Buyer agrees to give appropriate source material credit to the Script, to the extent that such source material credits are customarily given in connection with the exploitation of such rights.

No casual or inadvertent failure to comply with any of the provisions of this clause shall be deemed a breach of this agreement by the Buyer. Script Owner hereby expressly acknowledges that in the event of a failure or omission constituting a breach of the provisions of this paragraph, the damage (if any) caused Script Owner thereby is not irreparable or sufficient to entitle Script Owner to injunctive or other equitable relief. Consequently, Script Owner's rights and remedies in the event of such breach shall be limited to the right to recover damages in an action at law.

11. RIGHT OF FIRST NEGOTIATION: Buyer shall have a right of first negotiation on all Reserved Rights. The term "Right of First Negotiation" means that if, after the expiration of an applicable time limitation, Script Owner desires to dispose of or exercise a particular right reserved to Script Owner herein ("Reserved Right"), whether directly or indirectly, then Script Owner shall notify Buyer in writing and immediately negotiate with Buyer regarding such Reserved Right. If, after the expiration of thirty (30) days following the receipt of such notice, no agreement has been reached, then Script Owner may negotiate with third parties regarding such Reserved Right subject to Section 12 infra.

12. RIGHT OF LAST REFUSAL: The Buyer shall have a right of last refusal on all Reserved Rights. The term "Right of Last Refusal" means that if Buyer and Script Owner fail to reach an agreement pursuant to Buyer's right of first negotiation, and Script Owner makes and/or receives any bona fide offer to license, lease and/or purchase the particular Reserved Right or any interest therein ("Third Party Offer"), and if the proposed purchase price and other material terms of a Third Party Offer are no more favorable to Script Owner than the terms which were acceptable to Buyer during the first negotiation period, Script Owner shall notify Buyer, by registered mail or telegram, if Script Owner proposes to accept such Third Party Offer, the name of the offerer, the proposed purchase price, and other terms of such Third Party Offer. During the period of thirty (30) days after Buyer's receipt of such notice, Buyer shall have the exclusive option to license, lease and/or purchase, as the case may be, the particular Reserved Right or interest referred to in such Third Party Offer, at the same purchase price and upon the same terms and conditions as set forth in such notice. If Buyer elects to exercise thereof by registered mail or telegram within such thirty (30) day period, failing which Script Owner shall be free to accept such Third Party Offer; provided that if any such proposed license, lease and/or sale is not consummated with a third party within thirty (30) days following the expiration of the aforesaid thirty (30) day period, Buyer's Right of Last Refusal shall revive and shall apply to each and every further offer or offers at any time received by Script Owner relating to the particular Reserved Right or any interest therein; provided, further, that Buyer's option shall continue in full force and effect, upon all of the terms and conditions of this paragraph, so long as Script Owner retains any rights, title or interests in or to the particular Reserved Right. Buyer's Right of Last Refusal shall inure to the benefit of Buyer, its successors and assigns, and shall bind Script Owner and Script Owner's heirs, successors and assigns.

13. NO OBLIGATION TO PRODUCE: Nothing herein shall be construed to obligate Buyer to produce, distribute, release, perform or exhibit any motion picture, television, theatrical or other production based upon, adapted from or suggested by the Script, in whole or in part, or otherwise to exercise, exploit or make any use of any rights, licenses, privileges or property granted herein to Buyer.

14. PUBLICITY: Script Owner will not, without Buyer's prior written consent in each instance, issue or authorize the issuance or publication of any news story or publicity relating to (i) this Agreement, (ii) the subject matter or terms hereof, or to any use by Buyer, its successors, licensees and assigns, and (iii) any of the rights granted Buyer hereunder.

15. AGENT COMPENSATION: Buyer shall not be liable for any compensation or fee to any agent of Script Owner in connection with this Agreement.

16. ADDITIONAL DOCUMENTATION: Script Owner agrees to execute and procure any other and further instruments necessary to transfer, convey, assign and copyright all rights in the Script granted herein by Script Owner to Buyer in any country throughout the world. If it shall be necessary under the laws of any country that copyright registration be acquired in the name of Script Owner, Buyer is hereby authorized by Script Owner to apply for said copyright registration thereof; and, in such event, Script Owner shall and does hereby assign and transfer the same unto Buyer, subject to the rights in the Script reserved hereunder by Script Owner. Script Owner further agrees, upon request, to duly execute, acknowledge, procure and deliver to Buyer such short form assignments as may be requested by Buyer for the purpose of copyright recordation in any country, or otherwise. If Script Owner shall fail to so execute and deliver, or cause to be executed and delivered, the assignments or other instruments herein referred to, Buyer is hereby irrevocably granted the power coupled with an interest to execute such assignments and instruments in the name of Script Owner and as Script Owner's attorney-in-fact.

17. NOTICES: All notices to Buyer under this agreement shall be sent by United States registered mail, postage prepaid, or by telegram addressed to Buyer at 1201 Orange St, Ste 600, Wilmington, Delaware 19801 and all notices to Script Owner under this agreement shall be sent by United States registered mail, postage prepaid, or by telegram addressed to 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505. The deposit of such notice in the United States mail or the delivery of the telegram message to the telegraph office shall constitute service thereof, and the date of such deposit shall be deemed to be the date of service of such notice.

18. ASSIGNMENT: Buyer may assign and transfer this agreement or all or any part of its rights hereunder to any person, firm or corporation without limitation, and this agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, representatives and assigns forever.

19. MISCELLANEOUS:

(a) Relationship: This agreement between the parties does not constitute a joint venture or partnership of any kind.

(b) Cumulative Rights and Remedies: All rights, remedies, licenses, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Buyer may exercise or use any of them separately or in conjunction with any one or more of the others.

(c) Waiver: A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

(d) Severability: If any provision of this agreement as applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this agreement, the application of such provision in any other circumstance, or the validity or enforceability of this agreement.

(e) Governing Law: This agreement shall be construed in accordance with the laws of the State of California applicable to agreements which are executed and fully performed within said State.

(f) Captions: Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

(g) Entire Understanding: This agreement contains the entire understanding of the parties relating to the subject matter, and this agreement cannot be changed except by written agreement executed by the party to be bound.

(h) Arbitration: This Agreement shall be interpreted in accordance with the laws of the State of California, applicable to agreements executed and to be wholly performed therein. Any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of AFMA, as said rules may be amended from time to time with rights of discovery if requested by the arbitrator. Such rules and procedures are incorporated and made a part of this Agreement by reference. If AFMA shall refuse to accept jurisdiction of such dispute, then the parties agree to arbitrate such matter before and in accordance with the rules of the American Arbitration Association under its jurisdiction in Los Angeles County before a single arbitrator familiar with entertainment law. The parties shall have the right to engage in pre-hearing discovery in connection with such arbitration proceedings. The parties agree hereto that they will abide by and perform any award rendered in any arbitration conducted pursuant hereto, that any court having jurisdiction thereof may issue a judgment based upon such award and that the prevailing party in such arbitration and/or confirmation proceeding shall be entitled to recover its reasonable attorneys' fees and expenses. The arbitration will be held in Los Angeles, California and any award shall be final, binding and non-appealable. The Parties agree to accept service of process in accordance with the AFMA Rules.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and yearfirst above written.

Buyer:

Lusso Media, Inc.

/s/ David Winters
David Winters, President

Script Owner:

BLVD Holdings, Inc.

/s/ M. Ann Courtney
M. Ann Courtney, President

SCRIPT PURCHASE AGREEMENT

LUSSO MEDIA PAYMENT SCHEDULE

Payment 1: $5,000.00 due at signing (08/15/2012)

Payment 2: $5,000.00 due on August 31, 2012